NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Evan Smith/Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   July 30, 2009

CONMED Corporation Announces Second Quarter 2009 Financial Results
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, July 30, 2009 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter of 2009.

Sales for the second quarter ended June 30, 2009 were $164.6 million compared to $192.8 million in the same quarter of 2008.  GAAP diluted earnings per share were $0.05 compared to $0.40 in the second quarter of 2008.  Non-GAAP diluted earnings per share equaled $0.17 compared to non-GAAP diluted earnings per share of $0.43 in the 2008 second quarter. As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the six months ended June 30, 2009, sales were $328.6 million compared to $383.5 million in the first six months of 2008.  GAAP diluted earnings per share were $0.20 for year-to-date June 2009 compared to $0.76 in the same period of 2008.  Non-GAAP diluted earnings per share were $0.36 for the 2009 six-month period compared to $0.83 in 2008.

“As we anticipated, the Company’s second quarter financial results were similar to the results of the first quarter of 2009.  Overall, single-use product sales grew sequentially compared to the first quarter of 2009, although there was some minor variability among product lines.  Capital equipment sales were slightly reduced overall, but had sequential growth in the United States, offset by lower international business.  Although foreign currency exchange rates were slightly more favorable than the first quarter’s rates, they remain substantially worse for the Company compared to the rates in effect one year ago,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

“Compared to last year’s second quarter, single-use device sales, which represent approximately 75 percent of our business, were relatively consistent with last year’s revenues in constant currency.  However, reduced hospital spending on capital expenditures continues to affect the 25 percent of our business focused on surgical equipment.  CONMED remains confident in the long-term prospects of our capital equipment business because these purchases cannot be deferred indefinitely.  Surgical video systems, powered instrument handpieces and electrosurgical generators are susceptible to wear and tear and they must be replaced in due course for the efficient conduct of surgery,” continued Mr. Corasanti.

CONMED News Release Continued	Page 2 of 11	July 30, 2009

The Company has taken various cost-cutting actions in response to the current economic environment, including, most recently, consolidating a division’s administrative functions within the Corporate headquarters, delaying hiring for certain open positions, reducing production where the Company believes it has sufficient finished goods on hand, freezing the defined benefit pension plan for U.S. employees, and continuing with the previously announced manufacturing restructuring.  Our transition to the new manufacturing site in Mexico is now substantially complete, but we expect to incur additional restructuring costs through the end of 2009 as we close two Upstate New York plants and a distribution facility in El Paso, Texas, as well as the divisional administrative office.  Over the final six months of 2009, we expect that such costs will approximate $2.5 million for the manufacturing sites and $3.0 million for the administrative office (further described below).  The Company continues to review its total cost structure for reductions which are not critical to ensuring CONMED’s long-term success.

International sales in the second quarter of 2009 were $73.8 million representing 44.8% of total sales, and $146.7 million for the six months ended June 30, 2009.  Unfavorable second quarter currency exchange rates caused sales to be reduced by $9.5 million compared to exchange rates in the second quarter of 2008 and $22.5 million for the six months.

Outlook

Mr. Corasanti added, “As we commented in the Company’s first quarter earnings release, we continue to believe that the financial results for the second half of 2009 should improve over the first half, particularly during the fourth quarter.  Customers have indicated to us that capital product sales should pick up as the end of the year approaches and single-use product sales should improve as the economy strengthens and new products continue to gain traction.  However, given the continued uncertainty in the overall healthcare marketplace as a result of the economic environment, we have decided it prudent to take a more conservative approach to the second-half of the year.    Consequently, we are reducing the Company’s 2009 sales guidance by $10.0 million to $670 - $680 million and the non-GAAP earnings per share guidance by $0.07 to $0.85 - $0.95.”

For the third quarter of 2009, the Company forecasts revenues and earnings to be in-line sequentially with the first two quarters of 2009:  namely, sales of $163 - $168 million and non-GAAP diluted earnings per share of $0.15 - $0.20.    The non-GAAP estimates for the year and the third quarter exclude the additional non-cash interest expense required by FSP APB 14-1, the net pension gain from the first quarter of 2009, and all of the manufacturing restructuring costs and facility consolidation expenses expected to be incurred in 2009.

“While we are naturally disappointed with the way general economic conditions have affected the financial results for 2009, we believe we have made much progress developing a more efficient business operation for the future with enhanced service to our customers and expected increased profitability for the Company,” noted Mr. Corasanti.

Endoscopic Technologies Division Consolidation

In July 2009, the Company began the process of consolidating the administrative functions of the Endoscopic Technologies division from its offices in Massachusetts to the Corporate Headquarters in Utica, New York.  The sales force and product portfolio remain unchanged and CONMED Endoscopic Technologies will continue to operate as a separate division of the Company.  The division launched four significant new products over the last twelve months.  Going forward, product development for the division will be managed from the Company’s corporate offices and we expect a similar level of new product releases.  In connection with this consolidation, we expect to incur certain charges in the third and fourth quarters of 2009, including severance, lease termination costs and other transitional costs expected to total $3.0 million.  Once the consolidation is complete, we expect the annual cost savings from personnel related expenses to approximate $3 - $4 million.

Convertible bond repurchase

During the first quarter of 2009, the Company repurchased and retired $9.9 million face value of its 2.5% Convertible Notes at a discount of approximately 21%.  The repurchase was substantially funded by CONMED’s own cash resources.  The transaction resulted in a pre-tax gain to the 2009 six-month financial statements of approximately $1.1 million, which is included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amount.

CONMED News Release Continued	Page 3 of 11	July 30, 2009

U.S. pension plan

In March 2009, the Company gave notice that it would freeze the benefits of its defined benefit pension plan for United States employees.  As has been widely reported, such plans have become increasingly difficult for companies to maintain because of the volatility in asset performance and required changes in the actuarial determination of plan liabilities.  The Company’s first quarter 2009 financial statements include a non-cash net pre-tax gain of $1.9 million, comprised of a $4.4 million pension curtailment benefit offset by a $2.5 million first quarter pension charge.  This net non-cash pre-tax gain is included in the six-month GAAP earnings per share set forth above, and is excluded from the non-GAAP amount.  As a result of the pension freeze, the Company expects pension expense to decrease to approximately $0.3 million per quarter for the remainder of 2009.

The Company has recorded additional pre-tax expense of approximately $1.0 million in each of the first two quarters of 2009 related to an additional employer 401(k) contribution, which is intended to help offset the impact on employees of the pension freeze.  The Company expects the full year 2009 cost of the additional employer 401(k) contribution to approximate $4.0 million.

Manufacturing restructuring

As previously disclosed, the Company continues with its plan for restructuring certain of its manufacturing operations by consolidating locations in New York and moving certain production lines to its new manufacturing site in Mexico.  Such expenses amounted to $4.4 million in the second quarter of 2009 and $7.9 million for the first six months of the year.  These amounts are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Convertible note interest expense

As disclosed in the past, and in accordance with FSP APB 14-1 issued by the Financial Accounting Standards Board, beginning in 2009, the Company is required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  For the second quarter of 2009 and the first half of 2009, the Company recorded additional non-cash pre-tax interest charges of $1.0 million and $2.1 million, respectively.  The pronouncement also requires that a similar adjustment be made in previously issued financial statements to facilitate comparative analysis.  Accordingly, the 2008 financial statements have been adjusted and include additional interest expense of $1.2 million in the second quarter and $2.4 million for the first six months. These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 4 of 11	July 30, 2009

Conference call

The Company will webcast its second quarter 2009 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, July 30, 2009.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through August 7, 2009.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 11	July 30, 2009

CONMED CORPORATION
Second Quarter Sales Summary

	Three Months Ended June 30,

				Constant
				Currency
	2008	2009	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$50.7	$44.9	-11.4%	-4.3%
Capital	26.0	16.7	-35.8%	-32.7%
	76.7	61.6	-19.7%	-13.9%

Powered Surgical Instruments
Single-use	20.6	19.1	-7.3%	1.8%
Capital	19.2	14.4	-25.0%	-20.0%
	39.8	33.5	-15.8%	-8.7%

Electrosurgery
Single-use	18.0	17.3	-3.9%	-1.1%
Capital	7.9	5.4	-31.6%	-29.2%
	25.9	22.7	-12.4%	-9.7%

Endoscopic Technologies
Single-use	13.3	12.5	-6.0%	-1.6%
Endosurgery
Single-use and reposable	17.3	17.3	0.0%	4.8%
Patient Care
Single-use	19.8	17.0	-14.1%	-13.2%

Total
Single-use and reposable	139.7	128.1	-8.3%	-2.9%
Capital	53.1	36.5	-31.3%	-27.6%
	$192.8	$164.6	-14.6%	-9.7%

CONMED News Release Continued	Page 6 of 11	July 30, 2009

CONMED CORPORATION
Six-Month Sales Summary

	Six Months Ended June 30,

				Constant
				Currency
	2008	2009	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$101.1	$91.1	-9.9%	-1.9%
Capital	51.1	34.3	-32.9%	-28.2%
	152.2	125.4	-17.6%	-10.7%

Powered Surgical Instruments
Single-use	41.2	37.2	-9.7%	0.4%
Capital	39.1	29.1	-25.6%	-18.9%
	80.3	66.3	-17.4%	-9.0%

Electrosurgery
Single-use	36.6	34.3	-6.3%	-3.9%
Capital	16.0	10.8	-32.5%	-27.6%
	52.6	45.1	-14.3%	-11.1%

Endoscopic Technologies
Single-use	25.8	24.5	-5.0%	0.3%
Endosurgery
Single-use and reposable	32.5	31.9	-1.8%	3.2%
Patient Care
Single-use	40.1	35.4	-11.7%	-10.4%

Total
Single-use and reposable	277.3	254.4	-8.3%	-2.2%
Capital	106.2	74.2	-30.1%	-24.7%
	$383.5	$328.6	-14.3%	-8.5%

CONMED News Release Continued	Page 7 of 11	July 30, 2009

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2009	2008	2009

Net sales	$192,755	$164,569	$383,528	$328,631

Cost of sales	91,865	83,559	183,863	168,343
Cost of sales, Other - Note A	-	3,698	1,011	6,624

Gross profit	100,890	77,312	198,654	153,664

Selling and administrative	69,549	64,147	138,195	126,000
Research and development	8,689	7,396	16,767	15,885
Other expense (income) – Note B	-	734	-	(602)
	78,238	72,277	154,962	141,283

Income from operations	22,652	5,035	43,692	12,381

Gain on early extinguishment of debt	-	-	-	1,083

FSP APB 14-1 non-cash
interest expense	1,222	1,013	2,424	2,058

Interest expense	2,439	1,767	5,613	3,255

Income before income taxes	18,991	2,255	35,655	8,151

Provision for income taxes	7,306	846	13,718	2,257

Net income	$11,685	$1,409	$21,937	$5,894

Per share data:

Net Income
Basic	$.41	$.05	$.77	$.20
Diluted	.40	.05	.76	.20

Weighted average common shares
Basic	28,662	29,056	28,643	29,043
Diluted	29,063	29,082	29,035	29,072

Note A – Included in cost of sales, other in the six months ended June 30, 2008 is a $1.0 million purchase accounting fair value adjustment for inventory acquired in connection with the purchase of our Italian distributor.  Included in cost of sales, other in the three and six months ended June 30, 2009 are $3.7 million and $6.6 million, respectively, in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing facilities.

Note B – Included in other expense (income) in the three months ended June 30, 2009 is $0.7 million related to the consolidation of the Company’s distribution activities.  Included in other expense (income) in the six months ended June 30, 2009 is a non-cash net pre-tax pension gain of $1.9 million and $1.3 million in costs related to the consolidation of the Company’s distribution activities.

CONMED News Release Continued	Page 8 of 11	July 30, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	June 30,
	2008	2009
Current assets:
Cash and cash equivalents	$11,811	$10,679
Accounts receivable, net	96,515	93,262
Inventories	159,976	161,994
Deferred income taxes	14,742	14,499
Other current assets	11,218	12,471
Total current assets	294,262	292,905

Property, plant and equipment, net	143,737	147,750
Goodwill	290,245	290,403
Other intangible assets, net	195,939	193,258
Other assets	7,478	6,730
Total assets	$931,661	$931,046

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,185	$2,142
Other current liabilities	71,729	61,769
Total current liabilities	74,914	63,911

Long-term debt	182,739	184,237
Deferred income taxes	88,468	99,018
Other long-term liabilities	45,325	20,443
Total liabilities	391,446	367,609

Shareholders' equity:
Capital accounts	256,874	259,115
Retained earnings	314,373	319,744
Accumulated other comprehensive income (loss)	(31,032)	(15,422)
Total equity	540,215	563,437

Total liabilities and shareholders' equity	$931,661	$931,046

CONMED News Release Continued	Page 9 of 11	July 30, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2008	2009
Cash flows from operating activities:
Net income	$21,937	$5,894
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	15,529	17,381
FSP APB 14-1 non-cash interest expense	2,424	2,058
Stock-based compensation expense	2,094	2,090
Deferred income taxes	11,464	3,129
Gain on early extinguishment of debt	-	(1,083)
Sale of accounts receivable to (collections for) purchaser	(3,000)	(3,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(4,768)	7,999
Inventories	3,028	(4,319)
Accounts payable	(2,999)	(7,774)
Income taxes receivable (payable)	670	(1,901)
Accrued compensation and benefits	(843)	(2,996)
Other assets	(1,081)	(830)
Other liabilities	(7,069)	(2,661)
Net cash provided by operating activities	37,386	13,987

Cash flow from investing activities:
Purchases of property, plant, and equipment	(17,512)	(12,032)
Payments related to business acquisitions	(21,838)	(188)
Net cash used in investing activities	(39,350)	(12,220)

Cash flow from financing activities:
Payments on debt	(1,213)	(9,519)
Proceeds of debt	7,000	9,000
Other, net	595	(1,341)
Net cash provided by (used in) financing activities	6,382	(1,860)

Effect of exchange rate change
on cash and cash equivalents	1,737	(1,039)

Net increase (decrease) in cash and cash equivalents	6,155	(1,132)

Cash and cash equivalents at beginning of period	11,695	11,811

Cash and cash equivalents at end of period	$17,850	$10,679

CONMED News Release Continued	Page 10 of 11	July 30, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND FSP APB 14-1
Three Months Ended June 30, 2008 and 2009
(In thousands except per share amounts)
(unaudited)

	2008	2009

Reported net income	$11,685	$1,409

New plant / facility consolidation costs included in cost of sales	-	3,698

Facility consolidation costs included in other expense (income)	-	734

FSP APB 14-1 non-cash interest expense	1,222	1,013

Unusual expense (income) before income taxes	1,222	5,445

Provision (benefit) for income taxes on unusual expenses	(452)	(1,970)

Net income before unusual items	$12,455	$4,884

Per share data:

Reported net income
Basic	$0.41	$0.05
Diluted	0.40	0.05

Net income before unusual items
Basic	$0.43	$0.17
Diluted	0.43	0.17

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included FSP APB 14-1 non-cash interest expense in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 11 of 11	July 30, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND FSP APB 14-1
Six Months Ended June 30, 2008 and 2009
(In thousands except per share amounts)
(unaudited)

	2008	2009

Reported net income	$21,937	$5,894

New plant / facility consolidation costs included in cost of sales	-	6,624

Fair value inventory purchase accounting adjustment
included in cost of sales	1,011	-

Pension gain, net	-	(1,882)

Facility consolidation costs included in other expense (income)	-	1,280

Total other expense (income)	-	(602)

Gain on early extinguishment of debt	-	(1,083)

FSP APB 14-1 non-cash interest expense	2,424	2,058

Unusual expense (income) before income taxes	3,435	6,997

Provision (benefit) for income taxes on unusual expenses	(1,260)	(2,538)

Net income before unusual items	$24,112	$10,353

Per share data:

Reported net income
Basic	$0.77	$0.20
Diluted	0.76	0.20

Net income before unusual items
Basic	$0.84	$0.36
Diluted	0.83	0.36

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included FSP APB 14-1 non-cash interest expense in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.